UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2007

BRAINTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-24911

(Commission File Number)

98-0168932

(IRS Employer Identification No.)

Suite # 102 – 930 West 1st Street, North Vancouver, BC V7P 3N4

(Address of principal executive offices and Zip Code)

(604) 988-6440

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 18, 2007, we closed a private placement consisting of 1,304,286 units at a price of $0.28 per unit for gross proceeds of $365,200. Each unit consists of one common share and one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one additional share for three (3) years at US$0.30 per share.

We issued the securities to five (5) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), including 714, 286 units to a director of our company, relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

A finders’ fee of 10% was paid in cash respecting an investor from Florida.

Item 9.01	Financial Statements and Exhibits.
99.1	Form of Securities Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

By:/s/ Edward White

Chief Financial Officer and Secretary

Date: June 22, 2007

CW1274759.1